Exhibit 10.48
Amendment to Employment Agreement of J.M. Bernhard, Jr.
This agreement, effective upon your signature below, will serve to amend your Employment Agreement of January 23, 2007, as amended by your Amended and Restated Employment Agreement dated December 31, 2008 (collectively “Employment Agreement”), by and between you and The Shaw Group Inc.
1. Consideration for Non-Compete. Paragraph 8(a)(ii) of the Employment Agreement is amended by deleting in its entirety the following text from the final sentence of Paragraph 8(a)(ii): “the cost (as based on the Company’s “incremental cost” of operating the current aircraft primarily utilized by Employee as of January 23, 2007) of which shall not exceed $300,000 annually.”

IN WITNESS WHEREOF, the parties have executed this Agreement on July 7, 2010 effective for all purposes as provided above.

THE SHAW GROUP INC.
By:	/s/ John Donofrio
	Name:	John Donofrio
Its: General Counsel and Corporate Secretary
EMPLOYEE:

/s/ J. M. Bernhard, Jr. J. M. Bernhard, Jr.
Chairman of the Board, President and
Chief Executive Officer